                                                               Exhibit 10-Q (iv)

                            FOURTH AMENDMENT TO THE
                            PROFIT SHARING PLAN OF
                PRIORITY HEALTHCARE CORPORATION AND AFFILIATES

WHEREAS, Priority Healthcare Corporation (the "Company") sponsors the Profit Sharing Plan of Priority Healthcare Corporation and Affiliates (the "Plan"), originally effective as of January 1, 1999 as stated in the PRISM Non-Standardized Prototype Retirement Plan as provided by the Trustee; and


WHEREAS, the Company was a spin-off of Bindley Western Industries, Inc. and as a part of the spin-off, the common stock of Bindley Western Industries, Inc. was incorporated with the assets used to create the Plan on January 1, 1999; and


WHEREAS, Bindley Western Industries, Inc. has received a tender offer for its shares of stock, which are an available Investment Fund for Employee and Employer Contributions to the Plan, and which by the voting of the shareholders such tender offer has been accepted; and


WHEREAS, the Trust has received the shares of Cardinal Healthcare in exchange for the shares of Bindley Western Industries, Inc. and the Company believes that the Cardinal Healthcare Stock will no longer be appropriate for participant investment and desires to suspend further investment In the Bindley Western Industries/Cardinal Healthcare Stock Fund immediately, and


WHEREAS, the Company has determined that it will no longer offer the Bindley Western Industries, Inc/Cardinal Healthcare Stock Fund as an available investment in the Plan and that it desires to liquidate the Bindley Western Industries, Inc./Cardinal Healthcare Stock Fund; and


WHEREAS, the Company has advised its employees that investment in the Bindley Western Industries, Inc./Cardinal Healthcare Stock Fund will no longer be possible after February 21, 2001, and that the Participants balances in the Bindley Western Industries, Inc./Cardinal Healthcare Stock Fund will be liquidated and automatically be reinvested in the same manner as the Participant has currently directed their current investment elections and that such balances may then be redirected by the Participant pursuant to their individual selection upon receipt by the Plan of the proceeds of the tender offer; and


WHEREAS, the Company desires to amend the Plan, effective as of February 21, 2001, to suspend Employee purchases of Bindley Western Industries, Inc,/Cardinal Healthcare Stock investments into the named investment fund set forth below:

      Fund to be suspended:   Bindley Western Industries, Inc.

WHEREAS, the Company directs the Trustee that as soon as practicable after the effective date of this Amendment and receipt of the amendment by the Trustee, the Participant's 401(k) account balances held in the Bindley Western Industries, Inc./Cardinal Healthcare Stock Fund, whether from Participant directed investments or Employer Contributions, shall be reallocated according to the then current Participant's investment elections for the balance of their account balances or, if the Participant has no investment elections on file or was 100% invested in Bindley Western Industries, Inc./Cardinal Healthcare stock, then such Participant's balance shall be reallocated to The Victory U.S. Government Obligations Fund.

NOW THEREFORE,

BE IT RESOLVED, that upon final completion of the tender offer funding to the Trustee for the tender of the shares of Bindley Western Industries, Inc./Cardinal Healthcare Stock held in the Plan, the Employer Stock Fund will no longer be an available investment option in the Plan; and

AND BE IT FURTHER RESOLVED, that effective on the date when the completion of the funding for the tender offer for all remaining Bindley Western Industries, Inc./Cardinal Healthcare shares is complete, the provisions of Items B.15.b. shall be amended to provide as follows:

B. Basic Plan Provisions:
   ...

   15. Investments:
   ...
   b. X If selected, an Employer Stock Fund shall be available as an Investment --- Fund pursuant to the terms of the Basic Plan Document.

               i__ If selected, and an Employer Stock Fund is available as an
                   Investment Fund, Participants will have the right, notwithstanding any other provisions of the Plan, to direct that a portion of the Plan assets held for their benefit and invested in the Employer Stock Fund be diversified pursuant to the provisions of (ss)10.7(F) of the Basic Plan Document.

AND BE IT FURTHER RESOLVED, that the Company directs that, as soon as practicable after receipt of this Amendment, the Trustee shall liquidate the balances held in the Plan in the stock of Cardinal Healthcare and shall, upon receipt of the proceeds thereof, reallocate Participant balances held in the Employer Stock Fund among each Participant's current investment elections.


AND BE IT FURTHER RESOLVED, that except as amended herein, all other provisions of the Profit Sharing Plan of Priority Healthcare Corporation and Affiliates shall remain effective as set forth in the Adoption Agreement.

Plan Sponsor:  Priority Healthcare Corporation

By: /s/ Barbara J. Luttrell                 Dated  2-21-01
    -----------------------                        -------

Trustee: KeyBank National Association

By: /s/ George M. Newsham                   Dated  2/23/01
    ---------------------                          -------